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                                  EXHIBIT 23.2

                    [GRAY CARY WARE & FREIDENRICH LETTERHEAD]

September 18, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Aastrom Biosciences, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel to Aastrom Biosciences, Inc., a Michigan corporation (the Company"), in connection with the proposed offer and sale of common stock, preferred stock, debt securities and warrants, as set forth in the Registration Statement on Form S-3 (the "Registration Statement"), we hereby consent to the use of our name under the caption "Legal Matters" in the Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

We hereby consent to the filing of this consent as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,


/s/ Gray Cary Ware & Freidenrich LLP
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 GRAY CARY WARE & FREIDENRICH LLP


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